EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
The Wendy's Company:

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-50051, 333-82069, 333-97569, 333-155273 and 333-167170 on Form S-8 and Registration Statement No. 333-180474 on Form S-3 of The Wendy's Company, of our report dated March 21, 2012 relating to the financial statements of Pisces Foods, LP, which appears in this Form 8-K/A of The Wendy's Company.

/s/ PMB Helin Donovan LLP
Certified Public Accountants

Austin, Texas
July 12, 2012